Exhibit 99.2

2025

Year Ended
December 31, 2025

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

piggly wiggly
BAKERY
DELI
WHLR
REAL ESTATE INVESTMENT TRUST

Ladson Crossing
Ladson, SC

Onelife
FITNESS
cdr
CEDAR REALTY TRUST

Coliseum Marketplace
Hampton, VA

ALDI
WHLR
REAL ESTATE INVESTMENT TRUST

JANAF Shopping Yard
Norfolk, VA

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION
WHLR
REAL ESTATE INVESTMENT TRUST

Clover Plaza
Clover, SC

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the use of and demand for retail space, including in relation to reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the Conversion Price (as defined below) on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in applicable laws and governmental regulations, including federal tax law and other regulatory provisions as a result of the One Big Beautiful Bill Act (the “OBBBA”); changes to accounting rules, tax rates and similar matters, including tariff-related measures; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation in connection with the acquisition of Cedar Realty Trust, Inc. may result in significant indemnification costs; tax

WHLR | Financial & Operating Data	2

audits and other regulatory inquiries; the Company's ability to maintain compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; competitive risks; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-24 reverse stock split effected on May 16, 2024 (the "May 2024 Reverse Stock Split"), the one-for-five reverse stock split effected on June 27, 2024 (the "June 2024 Reverse Stock Split"), the one-for-three reverse stock split effected on September 19, 2024 (the "September 2024 Reverse Stock Split"), the one-for-two reverse stock split effected on November 18, 2024 (the "November 2024 Reverse Stock Split" and collectively with the May 2024 Reverse Stock Split, the June 2024 Reverse Stock Split and the September 2024 Reverse Stock Split, the “2024 Reverse Stock Splits”), the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on September 22, 2025 (the "September 2025 Reverse Stock Split") and the one-for-two reverse stock split effected on November 28, 2025 (the "November 2025 Reverse Stock Split"; and together with the January 2025 Reverse Stock Split, March 2025 Reverse Stock Split, May 2025 Reverse Stock Split and September 2025 Reverse Stock Split, the "2025 Reverse Stock Splits"); and the one-for-three reverse stock split effected on January 16, 2026 (the "January 2026 Reverse Stock Split"; and together with the 2025 Reverse Stock Splits and the 2024 Reverse Stock Splits the "Reverse Stock Splits") and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of government shutdowns; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as of December 31, 2025, expressed as a percentage of Gross Leasable Area.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or a single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through December 31, 2025.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of a new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of a renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Kerry G. Campbell	Crystal Plum
Gregory P. Hannon	Paula Poskon
Rebecca Musser	Gary Skoien
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the Three Months Ended December 31, 2025 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(866)
Basic and diluted loss per share	$(2.67)
FFO available to common stockholders (in 000s)	$(103)
FFO per common share	$(0.32)
AFFO (in 000s)	$3,229
AFFO per common share	$9.96

Assets and Leverage
Real Estate, net of $122.8 million accumulated depreciation (in 000s)	$484,675
Cash and Cash Equivalents (in 000s)	$23,656
Total Assets (in 000s)	$601,734
Total Debt (in 000s)	$482,841
Debt to Total Assets	80.2%
Debt to Gross Asset Value	66.7%

Ticker	Shares Outstanding at December 31, 2025	Fourth Quarter stock price range	Stock price as of December 31, 2025
WHLR	631,866	$4.74-$38.40	$5.10
WHLRP	2,714,618	$3.34-$5.19	$5.19
WHLRD	1,507,205	$34.06-$42.00	$38.05
CDRpB	857,237	$17.20-$19.24	$17.84
CDRpC	2,229,222	$15.67-$18.08	$17.19

Common Stock market capitalization (in 000s)	$3,223

Portfolio Summary
GLA in sq. ft.	5,075,661	1,943,176
Occupancy Rate	93.7%	92.4%
Leased Rate	95.1%	92.4%
Annualized Base Rent (in 000s)	$50,449	$19,559
Total number of leases signed or renewed	40	5
Total sq. ft. leases signed or renewed	229,491	17,061

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the year ended December 31, 2025. For the three months ended December 31, 2025 and 2024, WHLR's net (loss) income attributable to WHLR's common stockholders resulted in basic (loss) earnings per share of $(2.67) and $186,261.63, respectively. For the years ended December 31, 2025 and 2024, WHLR's net loss attributable to WHLR's common stockholders resulted in basic loss per share of $(36.01) and $(346,484.38), respectively.

"In the fourth quarter, we continued to execute on our strategy of recycling capital through targeted asset sales, strengthening liquidity, and improving the quality of our portfolio, while maintaining strong occupancy across our predominately grocery-anchored centers. For the full year, we increased same‑property NOI by 1.6%, reflecting improved leasing spreads and disciplined expense management across our portfolio. We recycled approximately $59.0 million of capital through asset sales, using proceeds to deleverage the balance sheet, and combined with other transactions retired $105.8 million of preferred equity liquidation value across both Cedar and WHLR, while ending the year with 93.3% occupancy across 7.0 million square feet. These actions strengthened liquidity, reduced future dividend obligations, and advanced our focus on stable cash flow and long‑term value creation.”

–M. Andrew Franklin, Chief Executive Officer and President

2025 FOURTH QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 93.3% occupied, a 100 basis point increase from 92.3%;
•was 94.3% leased, a 120 basis point increase from 93.1%; and
•includes 32 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity
•Executed 28 lease renewals totaling 133,144 square feet at a weighted-average increase of $1.23 per square foot, representing an increase of 11.0% over in-place rental rates.
•Signed 12 new leases totaling 96,347 square feet with a weighted-average rental rate of $11.97 per square foot, representing a new rent spread of 30.4%.
•The WHLR portfolio, excluding Cedar, was:
◦93.7% occupied, a 110 basis point decrease from 94.8%; and
◦95.1% leased, a 20 basis point increase from 94.9%.

•CDR Quarter-To-Date Leasing Activity
•Executed 5 lease renewals totaling 17,061 square feet at a weighted-average increase of $2.33 per square foot, representing an increase of 12.4% over in-place rental rates.
•Signed no new leases.
•The Cedar portfolio was:
◦92.4% occupied, a 570 basis point increase from 86.7%; and
◦92.4% leased, a 350 basis point increase from 88.9%.

•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, decreased to approximately 7.4%, compared to 7.5%. At December 31, 2025, 58.6% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 23 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME & LEASING
•Same-Property NOI decreased by 3.1% or $0.5 million. Same-Property NOI was impacted by:
•$0.4 million increase in property expense; and
•$0.1 million decrease in property revenue.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	8

•The following table sets forth information regarding Same-Property leasing activity.

	% Leased		% Occupied
Real Estate Portfolio	2025	2024	2025	2024
Company	94.3%	94.2%	93.3%	94.1%
WHLR(1)	95.1%	94.8%	93.7%	94.7%
CDR	92.4%	92.4%	92.4%	92.3%
(1) Excludes the Cedar real estate portfolio

OPERATIONS
•Total revenue of $25.2 million decreased by 8.8% or $2.4 million, primarily a result of:
•$1.8 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025;
•$0.5 million decrease in market lease amortization and straight line rent; and
•$0.1 million decrease in other revenue.
•Total operating expenses of $18.0 million decreased by 2.8% or $0.5 million, primarily a result of:
•$0.8 million decrease in depreciation and amortization;
•$0.3 million decrease in grounds and landscaping;
•$0.3 million decrease in real estate taxes; partially offset by
•$0.4 million increase in impairment recorded for an outparcel at St. George Plaza, located in St. George, South Carolina in 2025;
•$0.1 million increase in repairs and maintenance; and
•$0.1 million increase in property administration.

FINANCIAL
•FFO was $(0.1) million as compared to $45.9 million. FFO includes the result of net changes in fair value of derivative liabilities, which decreased $43.0 million.
•AFFO was $3.2 million as compared to $3.4 million.

CAPITAL MARKETS
•Effected a one-for-two reverse stock split on November 28, 2025.
•The Company issued 358,565 shares of its Common Stock to unaffiliated holders in exchange for 86,600 shares of the Company's Series D Preferred Stock and 173,200 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $1.0 million for the three months ended December 31, 2025, recognized as a deemed contribution within accumulated deficit in the consolidated balance sheet, with such deemed contributions included as a component of net loss attributable to common shareholders.
•The Company recognized a non-operating loss of $1.5 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•The Company entered into four subscription agreements with certain investors pursuant to which the Company issued an aggregate 27,000 shares of its Series D Preferred Stock in consideration for an aggregate 54,000 shares of Cedar Series C Preferred Stock held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Series C Preferred Stock to Cedar Realty Trust, Inc. and those shares were retired. The fair value of the Cedar Series C Preferred Stock received and retired is compared to its carrying value, and as a result the Company recognized $0.4 million in deemed distributions included as a component of net loss attributable to common shareholders.
•Cedar repurchased and retired 4,244 shares of Cedar Series C Preferred Stock.

DISPOSITIONS
•On October 16, 2025, the Company sold Lake Murray, located in Lexington, South Carolina, for $4.6 million, generating a gain of $0.6 million and net proceeds of $4.2 million.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	9

•On October 29, 2025, the Company sold a South Philadelphia land parcel, located in Philadelphia, Pennsylvania, for $4.4 million, generating a gain of $1.3 million and net proceeds of $3.5 million.
•On October 31, 2025, the Company sold Carll's Corner, located in Bridgeton, New Jersey, for $3.7 million and generating net proceeds of $2.8 million.
•On November 3, 2025, the Company sold Fieldstone Marketplace, located in New Bedford, Massachusetts, for $12.2 million, generating a gain of $0.2 million and net proceeds of $10.6 million.
•On November 6, 2025, the Company sold Tri-County Plaza, located in Royston, Georgia, for $5.1 million, generating a gain of $1.4 million and net proceeds of $4.8 million.

2025 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 117 lease renewals totaling 590,992 square feet at a weighted-average increase of $1.26 per square foot, representing an increase of 12.0% over in-place rental rates.
•Signed 35 new leases totaling 200,575 square feet with a weighted-average rental rate of $13.01 per square foot, representing a new rent spread of 33.6%.
•CDR Year-To-Date Leasing Activity
•Executed 28 lease renewals totaling 209,201 square feet at a weighted-average increase of $1.07 per square foot, representing an increase of 10.9% over in-place rental rates.
•Signed 9 new leases totaling 51,799 square feet with a weighted-average rental rate of $13.22 per square foot, representing a new rent spread of 4.9%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 1.6% or $1.0 million. Same-Property NOI was impacted by:
•$2.1 million increase in property revenue; partially offset by
•$1.1 million increase in property operating expense.

OPERATIONS
•Total revenue of $99.4 million decreased by 4.9% or $5.1 million, primarily a result of:
•$6.7 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025;
•$0.4 million decrease market lease amortization and straight line rent; partially offset by
•$2.1 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties.
•Total operating expenses of $70.6 million decreased by 2.8% or $2.0 million, primarily a result of:
•$3.3 million decrease in operating expenses attributable to properties that were sold in 2024 and 2025;
•$2.4 million decrease in depreciation and amortization; partially offset by
•$1.7 million increase in impairment recorded for Carll's Corner, located in Bridgeton, New Jersey, and an outparcel at St. George Plaza, located in St. George Plaza in 2025 and Oregon Avenue, located in Philadelphia, Pennsylvania in 2024;
•$1.1 million increase in operating expenses attributable to Same-Properties; and
•$0.9 million increase in corporate general and administration expenses.

FINANCIAL
•FFO was $13.7 million as compared to FFO of $3.2 million. FFO includes the result of net changes in fair value of derivative liabilities, which increased $13.1 million.
•AFFO was $10.3 million as compared to AFFO of $7.2 million.

CAPITAL MARKETS
The Company's emphasis on the capital-structure resulted in a reduction of $105.8 million in aggregate liquidation value across the Preferred Stock classes. This was done through exchanges, conversions, redemptions, at the market repurchases, tender offers and subscription agreements and a cash outlay of $41.9 million.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	10

	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
Stock class	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)
WHLR	631,866		157,820		36,484		2,804		311
WHLRP	2,714,618	$67.9	2,887,818	$72.2	3,096,018	$77.4	3,218,718	$80.5	3,357,142	$83.9
WHLRD	1,507,205	$63.2	1,576,557	$66.0	1,776,179	$72.7	1,903,921	$77.3	2,236,046	$88.7
CDRpB	857,237	$21.4	857,237	$21.4	857,237	$21.4	1,449,609	$36.2	1,449,609	$36.2
CDRpC	2,229,222	$55.7	2,287,466	$57.2	2,907,535	$72.7	2,907,535	$72.7	4,208,694	$105.2
(1) Liquidation value in millions.

•At the 2025 Annual Meeting of Stockholders, the Company obtained the ability to effect monthly reverse stock splits through December 2026. In 2025, the Company, effected a one-for-four, a one-for-five, a one-for-seven, a one-for-five and a one-for-two reverse stock split on January 27, 2025, March 26, 2025, May 26, 2025, September 22, 2025 and November 28, 2025, respectively.
•The Company converted $1.5 million of Convertible Notes into 17,882 shares of Common Stock valued at $2.4 million, resulting in a $0.9 million loss on conversion. We also recorded a $4.7 million non‑operating gain from changes in the fair value of derivative liabilities tied to the Convertible Notes’ conversion features. As of year‑end, the Conversion Price was $5.69 per share, equivalent to 4.40 shares for each $25.00 of principal converted.

DISPOSITIONS
•The Company executed a series of strategic asset sales, totaling $59.2 million in proceeds, including transactions across New Jersey, South Carolina, Massachusetts, Georgia, Florida, and Pennsylvania. These sales generated meaningful gains for the year which supported ongoing deleveraging efforts.

OTHER
•The Company recognized non-operating expenses of $0.9 million, which primarily consisted of capital structure costs, including the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, expenses incurred in connection with the Reverse Stock Splits and redemptions of the Series D Preferred Stock by holders thereof.

BALANCE SHEET
•Cash and cash equivalents totaled $23.7 million, compared to $43.0 million at December 31, 2024.
•Restricted cash totaled $25.0 million, compared to $17.8 million at December 31, 2024. The funds at December 31, 2025 are held in lender reserves, which included funds securing the April 2025 Cedar Bridge Loan, as well as amounts reserved for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $482.8 million, compared to $499.5 million at December 31, 2024 and the decrease is primarily a result of sales proceeds used for loan paydowns, scheduled loan payments and note conversions.
•The Company's weighted average interest rate on property level debt was 5.5% with a term of 6.6 years, compared to 5.4% with a term of 7.6 years at December 31, 2024. The weighted average interest rate on all debt was 5.5% with a term of 6.5 years, compared to 5.5% with a term of 7.5 years at December 31, 2024. See page 18 for further details on interest expense.
•Real estate, net totaled $484.7 million compared to $534.9 million as of December 31, 2024.
•The Company invested $17.1 million in tenant improvements and capital expenditures into the properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $25.6 million or $16.95 per share as of December 31, 2025.
•During the year ended December 31, 2025, Cedar paid dividends of $6.6 million.
•On January 30, 2026, Cedar announced that Cedar's Board of Directors declared a dividend of $0.453125 and $0.406250 per share with respect to Cedar Series B Preferred Stock and Series C Preferred Stock, respectively. The dividends were paid on February 20, 2026 to shareholders of record on February 10, 2026.

SERIES D PREFERRED STOCK - REDEMPTIONS

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	11

•Holders of the Series D Preferred Stock have the right to request that the Company redeem any or all their shares of Series D Preferred Stock monthly. The deadline for redemptions is the 25th of each month, for which the redemptions are processed on the 5th of the subsequent month. Since September 2023, the Company has processed approximately 400 redemption requests, collectively redeeming approximately 1.8 million shares of Series D Preferred Stock.

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the year ended December 31, 2025, Cedar paid the Company $0.7 million for these services.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions and Cost Sharing Agreement allocations were $11.3 million and $9.5 million as of December 31, 2025 and 2024, respectively, and have been eliminated for consolidation purposes.
•As of December 31, 2025, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI") was $24.4 million, which includes $20.5 million of subscriptions. For the year ended December 31, 2025, the unrealized holding gain on investment securities, net was $2.4 million, net of $0.6 million investment fees. Beginning in 2025, the Company is prospectively presenting the SAI Investment's unrealized gains/(losses) within other comprehensive income. Its year end value is presented on the line "investment securities - related party,” on the consolidated balance sheets. For more information, see Note 4 in our Annual Report on Form 10-K.

SUBSEQUENT EVENTS
•The Company effected a one-for-three reverse stock split on January 16, 2026.
•The Company agreed to issue an aggregate amount of 557,662 shares of Common Stock to four unaffiliated holders of the Company’s securities in separate exchanges for an aggregate amount of 27,351 shares of the Series D Preferred Stock and 54,702 shares of the Series B Preferred Stock.
•On January 21, 2026, the Company completed the sales of Moncks Corner, located in Moncks Corner, South Carolina, and Ridgeland, located in Ridgeland, South Carolina, for the contract price of $1.4 million and $1.9 million, respectively, and used the proceeds to pay down $0.9 million of the June 2022 Term Loan and $20 thousand loan prepayment premium.
•The Company has entered into subscription agreements with certain investors pursuant to which the Company issued 10,000, 7,000, 10,000 and 80,000 shares of its Series D Preferred Stock, respectively. The issuances were made in consideration for 20,000, 14,000, 20,000 and 120,000 shares, respectively, of Cedar Series C Preferred Stock, held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Series C Preferred Stock to Cedar Realty Trust, Inc. and those shares were retired.
•As a result of the February 2026 Series D Preferred Stock redemptions the Conversion Price was further adjusted for the Convertible Notes to approximately $2.60 per share of the Company’s Common Stock (approximately 9.62 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).
•On February 13, 2026, Crystal Plum, the Chief Financial Officer and Secretary of the Company, notified the Company of her decision to resign from all of her positions with the Company and its subsidiaries. Ms. Plum’s last day will be March 13, 2026. The Company has initiated a search for a new Chief Financial Officer.
•On February 19, 2026 the Company paid in full the remaining principal balance of $4.4 million on the Tuckernuck loan from operating cash flows.
•On February 19, 2026, the Warrants were amended and restated to provide for an exercise price of $0.01, with all Warrants exercisable, in full or in part, at any time, for shares of Common Stock representing in the aggregate 12% of the Common Stock then outstanding (less the number of shares previously issued as a result of any partial exercise).
•On February 19, 2026, the Company completed the sale of a an outparcel at St. George Plaza, located in St. George, South Carolina, for the contract price of $1.1 million and used the proceeds to pay down $0.7 million of the June 2022 Term Loan and $19 thousand loan prepayment premium.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the SEC website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	12

Consolidated Balance Sheets
$ in 000s, except par value and share data

	December 31,
	2025	2024
ASSETS:
Real estate:
Land and land improvements	$123,444	$138,177
Buildings and improvements	484,068	508,957
	607,512	647,134
Less accumulated depreciation	(122,837)	(112,209)
Real estate, net	484,675	534,925

Cash and cash equivalents	23,656	42,964
Restricted cash	24,973	17,752
Receivables, net	15,759	14,692
Investment securities - related party	24,406	12,025
Assets held for sale	4,549	—
Above market lease intangibles, net	706	1,285
Operating lease right-of-use assets	7,546	9,235
Deferred costs and other assets, net	15,464	20,824
Total Assets	$601,734	$653,702

LIABILITIES:
Loans payable, net	$468,157	$482,609
Liabilities associated with assets held for sale	1,383	—
Below market lease intangible, net	7,370	11,121
Derivative liabilities	7,243	11,985
Operating lease liabilities	8,221	10,128
Series D Preferred Stock redemptions	30	4,074
Accounts payable, accrued expenses and other liabilities	14,639	17,131
Total Liabilities	507,043	537,048
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	63,204	84,625
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 2,714,618 and 3,357,142 shares, respectively, issued and outstanding; $67.9 million and $83.9 million aggregate liquidation preference, respectively)	36,296	44,791
Common Stock ($0.01 par value, 200,000,000 shares authorized, 631,866 and 311 shares, respectively, issued and outstanding)	6	—
Additional paid-in capital	311,977	276,416
Accumulated deficit	(350,879)	(347,029)
Accumulated other comprehensive income	2,381	—
Total Stockholders’ Equity (Deficit)	234	(25,369)
Noncontrolling interests	31,253	57,398
Total Equity	31,487	32,029
Total Liabilities and Equity	$601,734	$653,702

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	13

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
REVENUE:
Rental revenues	$24,151	$26,483	$97,694	$102,408
Other revenues	1,018	1,110	1,751	2,166
Total Revenue	25,169	27,593	99,445	104,574
OPERATING EXPENSES:
Property operations	8,547	8,996	33,044	35,286
Depreciation and amortization	5,323	6,104	22,944	25,316
Impairment charges	390	—	2,880	1,195
Corporate general & administrative	3,756	3,440	11,709	10,796
Total Operating Expenses	18,016	18,540	70,577	72,593
Gain (loss) on disposal of properties, net	3,480	(4,416)	14,354	5,550
Operating Income	10,633	4,637	43,222	37,531
Interest income	230	204	964	460
Unrealized gain on investment securities, net - related party	—	61	—	840
Interest expense	(9,120)	(8,568)	(33,758)	(32,602)
Net changes in fair value of derivative liabilities	(1,510)	41,442	4,742	(8,332)
Loss on conversion of Convertible Notes	—	(44)	(902)	(412)
Gain on preferred stock redemptions	301	1,977	1,523	4,716
Other expense	(52)	(3)	(928)	(1,489)
Net Income Before Income Taxes	482	39,706	14,863	712
Income tax expense	—	—	(26)	(1)
Net Income	482	39,706	14,837	711
Less: Net income attributable to noncontrolling interests	1,301	2,255	6,067	10,343
Net (Loss) Income Attributable to Wheeler REIT	(819)	37,451	8,770	(9,632)
Preferred Stock dividends - undeclared	(1,539)	(2,132)	(6,640)	(8,267)
Deemed contribution (distribution) related to issuance of Series D Preferred Stock	855	158	1,408	(552)
Deemed contribution related to preferred stock exchanges	1,031	56	9,558	56
Deemed distribution related to noncontrolling interests	(394)	(3,496)	(16,946)	(3,780)
Net (Loss) Income Attributable to Wheeler REIT Common Shareholders	$(866)	$32,037	$(3,850)	$(22,175)

Per common share:
Net (Loss) Income Attributable to Wheeler REIT Common Shareholders
Basic	$(2.67)	$186,261.63	$(36.01)	$(346,484.38)
Diluted	$(2.67)	$(3,983.84)	$(36.01)	$(346,484.38)
Weighted-average number of shares:
Basic	324,250	172	106,902	64
Diluted	324,250	1,918	106,902	64

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	14

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Operating Income	$10,633	$4,637	$43,222	$37,531
Add (deduct):
(Gain) loss on disposal of properties	(3,480)	4,416	(14,354)	(5,550)
Corporate general & administrative	3,756	3,440	11,709	10,796
Impairment charges	390	—	2,880	1,195
Depreciation and amortization	5,323	6,104	22,944	25,316
Straight-line rents	(282)	(449)	(1,895)	(1,334)
Above (below) market lease amortization, net	(483)	(827)	(2,466)	(3,434)
Other non-property revenue	(877)	(912)	(945)	(1,043)
NOI related to properties not defined as Same-Property	(3)	(951)	(900)	(4,242)
Same-Property Net Operating Income	$14,977	$15,458	$60,195	$59,235

Property revenues	$23,193	$23,255	$90,556	$88,503
Property expenses	8,216	7,797	30,361	29,268
Same-Property Net Operating Income	$14,977	$15,458	$60,195	$59,235

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	15

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net Income	$482	$39,706	$14,837	$711
Depreciation and amortization of real estate assets	5,323	6,104	22,944	25,316
Impairment charges	390	—	2,880	1,195
(Gain) loss on disposal of properties, net	(3,480)	4,416	(14,354)	(5,550)
FFO	2,715	50,226	26,307	21,672
Preferred stock dividends - undeclared	(1,539)	(2,132)	(6,640)	(8,267)
Dividends on noncontrolling interests preferred stock	(1,301)	(2,245)	(6,067)	(10,295)
Preferred stock accretion adjustments	22	22	87	87
FFO available to common stockholders and common unitholders	(103)	45,871	13,687	3,197
Other non-recurring and non-cash expenses (1)	687	—	1,256	368
Unrealized gain on investment securities, net - related party	—	(61)	—	(840)
Net changes in fair value of derivative liabilities	1,510	(41,442)	(4,742)	8,332
Loss on conversion of Convertible Notes	—	44	902	412
Gain on Preferred Stock redemptions	(301)	(1,977)	(1,523)	(4,716)
Straight-line rental revenue, net straight-line expense	(301)	(466)	(1,970)	(1,402)
Deferred financing cost amortization	656	516	2,694	2,673
Paid-in-kind interest	1,853	2,102	3,859	4,133
Above (below) market lease amortization, net	(483)	(827)	(2,466)	(3,434)
Recurring capital expenditures tenant improvement reserves	(289)	(349)	(1,404)	(1,532)
AFFO	$3,229	$3,411	$10,293	$7,191

Weighted Average Common Shares	324,250	172	106,902	64
FFO per Common Share	$(0.32)	$266,691.86	$128.03	$49,953.13
AFFO per Common Share	$9.96	$19,831.40	$96.28	$112,359.38

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2025.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net Income	$482	$39,706	$14,837	$711
Add back:
Depreciation and amortization (1)	4,840	5,277	20,478	21,882
Interest Expense (2)	9,120	8,568	33,758	32,602
Income tax expense	—	—	26	1
EBITDA	14,442	53,551	69,099	55,196
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	1,510	(41,442)	(4,742)	8,332
Impairment charges	390	—	2,880	1,195
Loss on conversion of Convertible Notes	—	44	902	412
Gain on preferred stock redemptions	(301)	(1,977)	(1,523)	(4,716)
Unrealized gain on investment securities, net - related party	—	(61)	—	(840)
(Gain) loss on disposal of properties, net	(3,480)	4,416	(14,354)	(5,550)
Adjusted EBITDA	$12,561	$14,531	$52,262	$54,029

(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	17

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2025	December 31, 2024
Variable-rate:
August 2025 Cedar Credit Facility	Interest only	6.7%	August 2027	$—	$—
April 2025 Cedar Bridge Loan	Interest only	5.1%	February 2028	5,966	—
Fixed-rate:
Winslow Plaza	$24,295	4.8%	December 2025	—	4,250
Tuckernuck	$32,202	5.0%	March 2026	4,460	4,619
Timpany Plaza	$79,858	7.3%	September 2028	11,415	11,527
Village of Martinsville	$89,664	4.3%	July 2029	13,849	14,313
Laburnum Square	$37,842	4.3%	September 2029	7,499	7,625
Rivergate (1)	$100,222	4.3%	September 2031	16,605	17,091
Convertible Notes	Interest only	7.0%	December 2031	29,353	30,865
June 2022 Term Loan	Interest only	4.3%	July 2032	72,030	75,000
JANAF	Interest only	5.3%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.3%	November 2032	100,441	109,571
Patuxent Crossing/Coliseum Marketplace	Interest only	6.4%	January 2033	25,000	25,000
May 2023 Term Loan 1	$373,981	6.2%	June 2033	60,744	61,100
May 2023 Term Loan 2	Interest only	6.2%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.8%	July 2034	22,409	25,500
Total Principal Balance				482,841	499,531
Unamortized deferred financing cost				(14,684)	(16,922)
Total Loans Payable, net				$468,157	$482,609

(1) In October 2026, the interest rate under this loan changes to a variable interest rate equal to the 5-year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.

Interest Expense
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,		Three Months Ended Changes		Years Ended Changes
	2025	2024	2025	2024	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,273	$4,403	$17,275	$17,118	$(130)	(3.0)%	$157	0.9%
Convertible Notes interest (1)	1,340	1,561	3,859	4,133	(221)	(14.2)%	(274)	(6.6)%
Loan prepayment premium	687	—	1,256	368	687	n/a	888	241.3%
Amortization of deferred financing costs	656	516	2,694	2,673	140	27.1%	21	0.8%
Variable-rate lines of credit (2)	203	—	551	—	203	n/a	551	n/a
Property debt interest - Cedar	1,961	2,088	8,123	8,310	(127)	(6.1)%	(187)	(2.3)%
Total Interest Expense	$9,120	$8,568	$33,758	$32,602	$552	6.4%	$1,156	3.5%

(1) Includes the fair value adjustment for the paid-in-kind interest.
(2) Consists of the April 2025 Cedar Bridge Loan and the August 2025 Cedar Credit Facility.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	18

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2026	$6,450	1.3%
December 31, 2027	2,811	0.6%
December 31, 2028	22,824	4.7%
December 31, 2029	25,216	5.2%
December 31, 2030	6,387	1.3%
Thereafter	419,153	86.9%
Total principal repayments and debt maturities	$482,841	100.0%

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	19

Property Summary

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,341	$8.83
Beaver Ruin Village	Lilburn, GA	27	74,038	91.4%	91.4%	67,637	1,317	19.47
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	506	14.48
Brook Run Shopping Center	Richmond, VA	14	147,738	81.5%	81.5%	120,391	915	7.60
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	629	12.27
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	541	10.81
Chesapeake Square	Onley, VA	13	108,982	90.9%	90.9%	99,006	774	7.81
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	520	11.40
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,103	6.47
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	993	9.27
Cypress Shopping Center	Boiling Springs, SC	19	80,435	100.0%	100.0%	80,435	817	10.16
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	780	16.31
Forrest Gallery	Tullahoma, TN	28	214,451	91.2%	91.2%	195,642	1,523	7.78
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,319	11.60
Freeway Junction	Stockbridge, GA	17	156,834	97.3%	97.3%	152,543	1,411	9.25
Franklin Village	Kittanning, PA	22	151,821	72.9%	72.9%	110,619	1,228	11.10
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	617	9.91
Georgetown	Georgetown, SC	1	29,572	74.5%	74.5%	22,032	215	9.75
Grove Park Shopping Center	Orangeburg, SC	14	93,265	94.8%	94.8%	88,375	736	8.33
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	94.0%	94.0%	56,448	501	8.88
JANAF	Norfolk, VA	110	796,624	90.6%	89.8%	715,712	9,851	13.76
Laburnum Square	Richmond, VA	20	109,387	97.4%	97.4%	106,587	1,055	9.90
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	575	10.94
LaGrange Marketplace	LaGrange, GA	13	76,594	92.2%	92.2%	70,600	486	6.88
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	417	9.56
Litchfield Market Village	Pawleys Island, SC	27	86,717	100.0%	100.0%	86,717	1,227	14.15
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	526	7.88
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	695	12.38
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,069	9.13
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	485	10.93
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,433	1,182	10.80
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	876	13.40
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	767	8.68
Rivergate Shopping Center	Macon, GA	25	193,960	93.6%	68.9%	133,688	2,401	17.96
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	761	11.36
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	709	12.62
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	401	6.82
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	313	8.71
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	493	8.34
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,175	10.57
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	267	6.26
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,327	9.37
Tuckernuck	Richmond, VA	18	93,391	100.0%	98.9%	92,391	1,110	12.01
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.31
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	94.8%	273,297	2,284	8.36
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	560	11.25
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	550	8.76
	WHLR TOTAL	729	5,075,661	95.1%	93.7%	4,756,310	$50,449	$10.61

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	20

Property Summary (continued)

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
CDR
Brickyard Plaza	Berlin, CT	11	227,598	100.0%	100.0%	227,598	$2,106	$9.25
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,301	12.20
Fairview Commons	New Cumberland, PA	10	50,485	80.3%	80.3%	40,555	514	12.66
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	664	9.46
Golden Triangle	Lancaster, PA	19	202,790	90.0%	90.0%	182,440	2,780	15.24
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	735	7.20
Patuxent Crossing	California, MD	27	264,068	78.2%	78.2%	206,609	1,866	9.03
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	886	12.43
Southington Center	Southington, CT	7	155,842	89.8%	89.8%	139,903	1,000	7.15
Timpany Plaza	Gardner, MA	18	182,820	82.9%	82.9%	151,460	1,571	10.37
Trexler Mall	Trexlertown, PA	24	342,541	99.7%	99.7%	341,544	4,016	11.76
Washington Center Shoppes	Sewell, NJ	31	157,300	98.1%	98.1%	154,300	2,120	13.74
	CDR TOTAL	187	1,943,176	92.4%	92.4%	1,794,541	$19,559	$10.90
COMBINED TOTAL		916	7,018,837	94.3%	93.3%	6,550,851	$70,008	$10.69

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
St. George Land	WHLR	St. George, SC	2.51
South Philadelphia parcel	CDR	Philadelphia, PA	1.35

Property Statistics Summary Consolidated

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Number of Centers	62	66	66	69	72
Leasable Square Feet	7,018,837	7,436,018	7,436,018	7,517,677	7,660,979
Percentage Leased	94.3%	92.4%	92.0%	92.0%	93.1%
Percentage Occupied	93.3%	91.8%	91.6%	91.3%	92.3%
ABR (in 000's)	$70,008	$72,104	$71,606	$71,757	$73,448
Renewal Rent Spread	11.2%	10.6%	12.9%	12.5%	14.5%
New Rent Spread	30.4%	19.7%	14.2%	38.1%	52.5%
Capital and Tenant Improvements (in 000's)	$4,563	$6,335	$4,131	$2,077	$3,868

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	21

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
30%
National /
Regional
70%

Percentage of Portfolio Leased Square Feet
Local
23%
National /
Regional
77%

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	22

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Feet	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,179	6.0%	484,000	6.9%	$8.63
Kroger Co (1)	Grocery	2,137	3.1%	239,000	3.4%	8.94
Dollar Tree	Discount Retailer	1,440	2.1%	177,000	2.5%	8.14
Planet Fitness	Gym	1,268	1.8%	134,000	1.9%	9.46
TJX Companies (2)	Discount Retailer	1,245	1.8%	195,000	2.8%	6.38
Lowes Foods (3)	Grocery	1,236	1.8%	130,000	1.9%	9.51
Piggly Wiggly	Grocery	1,183	1.7%	135,000	1.9%	8.76
Aldi (4)	Grocery	1,072	1.5%	106,000	1.5%	10.11
Kohl's	Discount Retailer	1,049	1.5%	147,000	2.1%	7.14
Lehigh Valley Health	Health	819	1.2%	43,000	0.6%	19.05
		$15,628	22.5%	1,790,000	25.5%	$8.73

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(3) Lowes Foods 1 / KJ's Market 2
(4) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	467,986	6.7%	—%	$—	—%	$—
MTM	11	16,648	0.2%	0.3%	240	0.3%	14.42
2026	113	501,955	7.2%	7.7%	5,700	8.1%	11.36
2027	160	672,461	9.6%	10.3%	8,237	11.8%	12.25
2028	151	1,062,417	15.1%	16.2%	10,138	14.5%	9.54
2029	142	883,802	12.6%	13.5%	9,996	14.3%	11.31
2030	130	1,198,083	17.1%	18.3%	11,074	15.8%	9.24
2031	73	695,611	9.9%	10.6%	7,633	10.9%	10.97
2032	34	421,972	6.0%	6.4%	3,904	5.6%	9.25
2033	21	251,521	3.6%	3.8%	2,844	4.1%	11.31
2034	33	338,791	4.8%	5.2%	3,675	5.3%	10.85
2035 & thereafter	48	507,590	7.2%	7.7%	6,567	9.3%	12.94
Total	916	7,018,837	100.0%	100.0%	$70,008	100.0%	$10.69

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	23

Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	63,174	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2026	2	42,321	533	20.3%	12.59	6	214,883	1,517	5.4%	7.06
2027	2	49,769	459	17.5%	9.22	5	149,546	1,221	4.4%	8.16
2028	2	55,876	241	9.2%	4.31	16	637,301	4,187	14.9%	6.57
2029	2	48,789	517	19.7%	10.60	11	380,008	3,063	10.9%	8.06
2030	—	—	—	—%	—	17	851,248	5,396	19.2%	6.34
2031	1	20,858	60	2.3%	—	11	418,970	4,045	14.4%	9.65
2032	—	—	—	—%	—	9	289,853	1,993	7.1%	6.88
2033	1	43,416	819	31.0%	—	4	152,484	1,152	4.1%	7.55
2034	—	—	—	—%	—	7	256,453	2,159	7.7%	8.42
2035 & thereafter	—	—	—	—%	—	10	375,632	3,329	11.9%	8.86
Total	10	324,203	$2,629	100.0%	$10.07	96	3,726,378	$28,062	100.0%	$7.53

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	404,812	$—	—%	$—	—	—	$—	—%	$—
MTM	8	16,648	213	1.1%	12.79	3	—	27	0.1%	—
2026	76	155,902	2,135	11.1%	13.69	29	88,849	1,515	7.5%	17.05
2027	110	268,597	4,233	22.0%	15.76	43	204,549	2,324	11.6%	11.36
2028	84	192,241	3,071	16.0%	15.97	49	176,999	2,639	13.1%	14.91
2029	74	216,560	3,239	16.8%	14.96	55	238,445	3,177	15.8%	13.32
2030	71	150,794	2,765	14.4%	18.34	42	196,041	2,913	14.5%	14.86
2031	28	75,768	1,201	6.2%	15.85	33	180,015	2,327	11.6%	12.93
2032	13	35,707	555	2.9%	15.54	12	96,412	1,356	6.7%	14.06
2033	9	16,108	280	1.5%	17.38	7	39,513	593	3.0%	15.01
2034	14	35,274	663	3.4%	18.80	12	47,064	853	4.2%	18.12
2035 & thereafter	13	30,683	872	4.6%	28.42	25	101,275	2,366	11.9%	23.36
Total	500	1,599,094	$19,227	100.0%	$16.10	310	1,369,162	$20,090	100.0%	$14.67

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	24

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	133,144	128,801	438,406	577,006
Leases renewed with rate decrease (sq feet)	—	—	—	41,985
Leases renewed with no rate change (sq feet)	—	11,041	152,586	136,446
Total leases renewed (sq feet)	133,144	139,842	590,992	755,437

Leases renewed with rate increase (count)	28	27	110	128
Leases renewed with rate decrease (count)	—	—	—	2
Leases renewed with no rate change (count)	—	1	7	8
Total leases renewed (count)	28	28	117	138

Option exercised (count)	8	5	23	26

Weighted average on rate increases (per sq foot)	$1.23	$1.48	$1.70	$1.23
Weighted average on rate decreases (per sq foot)	$—	$—	$—	$(0.65)
Weighted average rate on all renewals (per sq foot)	$1.23	$1.36	$1.26	$0.91

Weighted average change over prior rates	11.0%	11.4%	12.0%	8.8%

New Leases(1) (2):
New leases (sq feet)	96,347	24,025	200,575	162,206
New leases (count)	12	7	35	36
Weighted average rate (per sq foot)	$11.97	$14.91	$13.01	$13.84

New Rent Spread	30.4%	37.8%	33.6%	31.5%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	25

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	14,861	41,230	203,979	191,280
Leases renewed with rate decrease (sq feet)	—	—	—	1,375
Leases renewed with no rate change (sq feet)	2,200	5,400	5,222	21,058
Total leases renewed (sq feet)	17,061	46,630	209,201	213,713

Leases renewed with rate increase (count)	4	8	25	28
Leases renewed with rate decrease (count)	—	—	—	1
Leases renewed with no rate change (count)	1	1	3	3
Total leases renewed (count)	5	9	28	32

Option exercised (count)	—	2	10	8

Weighted average on rate increases (per sq foot)	$2.67	$3.57	$1.10	$1.72
Weighted average on rate decreases (per sq foot)	$—	$—	$—	$(7.32)
Weighted average rate on all renewals (per sq foot)	$2.33	$3.15	$1.07	$1.50

Weighted average change over prior rates	12.4%	22.3%	10.9%	11.3%

New Leases(1) (2):
New leases (sq feet)	—	9,976	51,799	68,747
New leases (count)	—	5	9	19
Weighted average rate (per sq foot)	$—	$31.31	$13.22	$15.92

New Rent Spread	—%	79.7%	4.9%	3.9%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2025 unless otherwise stated	26